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                                             EXHIBIT 23.1


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 21, 1994 incorporated by reference in the Yankee Energy System, Inc. Form 10-K for the year ended September 30, 1994, and to all references to our firm included in this Registration Statement.

                              ARTHUR ANDERSEN LLP


Hartford, Connecticut
April 4, 1995